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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF NORTH BANCORP, INC.

First National Bank of Gaylord
501 W. Main Street
Gaylord, MI  49735

Gaylord Partners
501 W. Main Street
Gaylord, MI  49735

First of Gaylord
501 W. Main Street
Gaylord, MI  49735